UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	August 11, 2010

Thomas Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22010	72-0843540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500
Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(972) 869-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

On August 11, 2010, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s outstanding Common Stock, par value $0.01 per share (the “Common Stock”), at an exchange ratio up to 1-for-5 effective at 6:01 p.m. ET on August 13, 2010.  As previously announced by the Company, the Reverse Stock Split and the Certificate of Amendment were approved by the Company’s Board of Directors on July 28, 2010, pursuant to authority granted by the stockholders of the Company at the Company’s 2010 Annual Meeting of Stockholders.  A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

As a result of the Reverse Stock Split, every five shares of the Company’s issued and outstanding Common Stock, all Treasury shares, and all unawarded or unvested shares under the company’s approved stock plans were combined into one share of Common Stock. The Reverse Stock Split did not change the number of authorized shares or par value of the Company’s Common Stock.  No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, fractional shares that would otherwise result from the Reverse Stock Split will be aggregated and sold by the Exchange Agent as soon as practicable at the prevailing prices on the open market. After completing the sale, stockholders otherwise entitled to fractional shares will receive a cash payment from the Exchange Agent in an amount equal to their pro rata share of the proceeds of that sale.

Trading of the Company’s Common Stock on The NASDAQ Capital Market (“NASDAQ”) will continue, on a Reverse Stock Split-adjusted basis, when trading begins on August 16, 2010.  To reflect the Reverse Stock Split, NASDAQ will append the fifth character “D” to the Company’s ticker symbol for 20 business days, beginning August 16, 2010. During that time, the Company’s Common Stock will continue to be listed on NASDAQ and trade under the symbol “TGISD.” The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 884402 207.

Computershare Trust Company, N.A. together with its affiliate Computershare, Inc., the Company’s Transfer Agent, will act as Exchange Agent for the Reverse Stock Split.  Transmittal letters will be provided to registered holders of the Company’s Common Stock providing instructions for the exchange of stock certificates.

The primary objective of the Reverse Stock Split is to maintain the Company’s listing on NASDAQ by regaining compliance with the minimum share price listing requirement. Additional information about the Reverse Stock Split is available in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 30, 2010.

On August 13, 2010, the Company issued a press release announcing the Reverse Stock Split.  A copy of the press release is furnished herewith and attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Thomas Group, Inc.

99.1	Press Release dated August 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS GROUP, INC.

Date: August 16, 2010	By:	/s/ FRANK W. TILLEY
Frank W. Tilley,
Chief Financial Officer and Vice President